Exhibit 23.2



                  INDEPENDENT AUDITOR'S CONSENT


We have issued our report dated January 22, 1999 accompanying the consolidated financial statements of Merchants of Shenandoah Ban-Corp and Subsidiary for the years ended December 31, 1998 and 1997, which is included in this Registration Statement and Proxy Statement/Prospectus. We consent to the inclusion of the aforementioned report in the Registration Statement and Proxy Statement/Prospectus and to the use of our name as it appears under the caption "Experts."



April 26, 1999                     /s/ Stokes Kelly & Hinds, LLC
Pittsburgh, Pennsylvania